EXHIBIT 99.3


                          AMERICAN UNITED GLOBAL, INC.

                          4,500 UNITS OFFERED PURSUANT

                          TO RIGHTS DISTRIBUTED TO EACH

                          HOLDER OF AT LEAST 100 SHARES

                               OF COMMON STOCK OF

                          AMERICAN UNITED GLOBAL, INC.




To Our Clients:

     Enclosed for your consideration is a Prospectus and certain other documents relating to a rights offer by American United Global, Inc. (the "Company") to each of the Company's shareholders who own at least 100 shares of the Company's common stock ("Common Stock") as of the close of business on ____________, 2002 (the "Record Date"), to acquire up to 4,500 Units, each Unit consisting of a 7.5% Convertible Secured Promissory Note in the principal amount of $666, and 1,332 shares of Common Stock, at a subscription price of $666 per Unit (the "Subscription Price"), as described in the Prospectus.

     As described in the Prospectus, you have received one Right for each 100 shares of Common Stock carried by us in your account as of the Record Date. The Rights are non-transferable. You are entitled to subscribe for one Unit for each Right granted to you (the "Subscription Right") at the Subscription Price.

     The materials enclosed are being forwarded to you as the beneficial owner of the shares of Common Stock held by us in your account. Exercise of the Rights may be made only by us as the record owner of your Common Stock and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the enclosed Prospectus carefully before instructing us to exercise your Rights.

     Your instructions to us along with your payment for your Subscription Rights should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the rights offering described in the Prospectus. The rights offering will expire on ____________, 2002, at 5:00 p.m., New York time, unless the rights offering is extended by the Company, in its sole discretion, for up to an additional 30 days. The Company reserves the right to amend the terms of or to postpone or cancel the rights offering prior to the termination of the subscription period.

     If you wish to have us, on your behalf, exercise your Rights for any Units for which you are entitled to subscribe, please so instruct us by completing, executing and returning to us the instruction form included with this letter, by no later than ____________, 2002, so that we can forward your instructions to the Company prior to the expiration of the rights offering.

     Any questions or requests for assistance concerning the rights offering should be directed to American United Global, Inc., at PMB 549, 218 Main Street, Kirkland Washington, 98033, Attn: David M. Barnes, CFO. You may call Mr. Barnes at (425) 869-7410.

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES


    (ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS)



     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase Units, each Unit consisting of a 7.5% Convertible Secured Promissory Note, and 1,332 shares of common stock, of American United Global, Inc. (the "Company").

     This will instruct you whether to exercise Rights to purchase the Unit(s) distributed with respect to each 100 shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Subscription Certificate.

     The undersigned acknowledges and understands that instructions contained herein to exercise subscription rights are irrevocable.

BOX  1. [ ] Please do not exercise the Rights to purchase the Unit(s).


BOX 2. [ ] Please exercise the Rights to purchase the Unit(s) as set forth below:




                           NUMBER OF UNITS TO BE
                               SUBSCRIBED FOR             PRICE    PAYMENT
                           ----------------------         -----    -------

Subscription Right*       _______________________  X      $666  =  $_________



     Total Payment Required Now $________________ (the total payment owed under the Subscription Rights listed above).


BOX  3. [ ] Payment in the following amount is enclosed: $____________



BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:


Type of Account:
                         -------------------------------------------------------
Account No.:
                         -------------------------------------------------------
Amount to be deducted:   $
                         -------------------------------------------------------
Date:
                         -------------------------------------------------------
Signature(s)
                         -------------------------------------------------------
                         Please type or print name(s) below



--------------------------------------------------------------------------------

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*   You may purchase one Unit for each Right you hold.

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    IMPORTANT -- ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE AND COMPLETE
                              SUBSTITUTE FORM W-9




----------------------------------------                 Date: -------, 2002
----------------------------------------
            (signature of Holder(s))



(must be signed by the Rights holder(s) exactly as name(s) appear as beneficial owner. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:




Name: __________________________         Home Telephone Number: ________________

Capacity: _______________________        Business Telephone Number:_____________

Address:___________________________________________________

Taxpayer Identification or Social Security
Number: _______________________________